Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), is made and entered into as of March 14, 2014, by and among BRISTOW GROUP INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 22, 2010 (as amended by that certain First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 22, 2011, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2012, as further amended by that certain Third Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 29, 2013, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has proposed to (i) extend the Revolving Commitment Termination Date and the Maturity Date to April 29, 2019 and (ii) amend certain other provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so as hereinafter set forth; and

WHEREAS, the Borrower has requested that Bank of America, N.A., SunTrust Bank and Credit Suisse AG, Cayman Islands Branch (each an “Assignor” and collectively, the “Assignors”) assign a portion of their respective Revolving Commitments and Revolving Loans (but not a proportionate share of their respective Term Loans) which are outstanding on the Fourth Amendment Effective Date (as defined herein) to Trustmark National Bank (the “Assignee”), and notwithstanding the provisions of Section 10.4(b)(ii) of the Credit Agreement to the contrary, the Borrower and Lenders desire to consent to such assignment of Revolving Commitments without a corresponding proportionate assignment by the Assignors of any of their respective portions of the Term Loan.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Loan Documents”, “Maturity Date” and “Revolving Commitment Termination Date” in their entirety with the following definitions:

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, the Fee Letter, the Commitment Increase Fee Letter, the Fourth Amendment Fee Letter, the Subsidiary Guaranty Agreement, the Security Documents, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, all landlord waivers and consents, bailee agreements and any and all other instruments, and agreements, executed in connection with any of the foregoing.

“Maturity Date” shall mean, with respect to the Term Loans, the earlier of (i) April 29, 2019 and (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Revolving Commitment Termination Date” shall mean the earliest of (i) April 29, 2019, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order:

“Fourth Amendment Fee Letter” shall mean that certain Fee Letter, dated as of February 28, 2014, among the Administrative Agent, SunTrust Robinson Humphrey, Inc. and the Borrower.

“Fourth Amendment Effective Date” shall mean March 14, 2014.

(c) Section 2.9 of the Credit Agreement is hereby amended by replacing clause (b) of such Section in its entirety with the following:

(b) The Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender that has advanced Term Loans, the then unpaid aggregate principal amount of the Term Loans on the last day of each fiscal quarter occurring during the period from June 30, 2014 through March 31, 2019, in the amounts set forth on Schedule 2.9 (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement); provided that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date.

(d) Section 7.4 of the Credit Agreement is hereby amended by replacing clause (f) of such Section in its entirety with the following:

(f) Investments set forth on Schedule 7.4 and existing on the Fourth Amendment Effective Date in an aggregate amount equal to the amount outstanding on the Fourth Amendment Effective Date as shown on such Schedule 7.4; and

(e) Section 7.5 of the Credit Agreement is hereby amended by replacing clause (v) thereof in its entirety with the following:

(v) so long as no Event of Default has occurred and is continuing or would result therefrom, dividends paid in cash or other property in respect of Capital Stock and other purchases, redemptions, retirements, defeasances or other acquisitions of, any shares of Capital Stock for cash or other property

(f) Section 7.6 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 7.6 Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to (i) convey, sell, lease, assign, transfer or otherwise dispose of, any of the Borrower’s assets or property, whether now owned or hereafter acquired, to any Person other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a Wholly Owned Subsidiary, (ii) in the case of any Subsidiary that is a Wholly Owned Subsidiary, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, to any Person other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Wholly Owned Subsidiary, (iii) in the case of any Subsidiary that is not a Wholly Owned Subsidiary, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, to any Person other than the Borrower or any Subsidiary of the Borrower or (iv) in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than the Borrower or any of the Borrower’s Subsidiaries (or to qualify directors if required by applicable law), in each case of clauses (i) through (iv), other than (a) sale-lease back transactions permitted by this Agreement, (b) Designated Asset Sales, (c) sales, leases and charters of inventory, equipment or other assets in the ordinary course of business and (d) sales, dispositions and other transactions permitted pursuant to Sections 7.3, 7.4 and 7.5 above.

(g) Section 7.7 of the Credit Agreement is hereby amended as follows:

(i) to delete the word “and” before clause (c) and add a comma after the phrase “any other Affiliates” in clause (b); and

(ii) to add the following clause (d) to the end of such Section:

and (d) Investments permitted by Section 7.4, so long as any Investment by the Borrower or a Wholly Owned Subsidiary in a Subsidiary that is not a Wholly Owned Subsidiary is made on terms and conditions that, taken as a whole, are not less favorable to the Borrower or such affected Wholly Owned Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

(h) Schedule II to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with Schedule II set forth on Exhibit A attached hereto.

(i) Schedule 2.9 to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 2.9 set forth on Exhibit B attached hereto.

(j) Schedule 7.4 to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 7.4 set forth on Exhibit C attached hereto.

3. Conditions to Effectiveness of this Amendment. It is understood and agreed that this Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received (i) such fees as the Borrower has previously agreed to pay on or prior to the date that this Amendment becomes effective to the Administrative Agent or any of its affiliates in connection with this Amendment, including without limitation the fees payable pursuant to the Fourth Amendment Fee Letter (including without limitation fees payable thereunder to the Administrative Agent for the account of each Lender that executes this Amendment), (ii) reimbursement or payment of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent) for which invoices (including estimated expenses) have been presented to the Borrower at least two (2) days before the Effective Date unless otherwise agreed by the Borrower and the Administrative Agent, and (iii) each of the following documents:

(a) executed counterparts to this Amendment from the Borrower and each Lender;

(b) an instrument, executed by each Loan Party, pursuant to which such Loan Party reaffirms its obligations under the Security Agreement, the Subsidiary Guaranty Agreement and the Pledge Agreement;

(c) a certificate of the Secretary or Assistant Secretary of the Borrower, attaching and certifying copies of its bylaws and of the resolutions of its board of directors, authorizing the execution, delivery and performance of this Amendment, and certifying the name, title and true signature of each officer of the Borrower executing the Amendment on behalf of the Borrower;

(d) a certified copy of the certificate of incorporation of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower and each other jurisdiction where the Borrower is required to be qualified to do business as a foreign corporation where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(e) a certificate, dated the Fourth Amendment Effective Date and signed by a Responsible Officer, certifying that (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date and (z) since March 31, 2013, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(f) a favorable written opinion of Baker Botts L.L.P., counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(g) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Amendment shall be ongoing; and

(h) an Assignment and Assumption with respect to each Assignor, duly executed and delivered by the applicable Assignor, Assignee, Administrative Agent, Issuing Bank and Borrower.

4. Consent. Notwithstanding anything to the contrary contained in Section 10.4(b)(ii) of the Credit Agreement, each of the parties hereto hereby (a) consents to the assignment by each Assignor of $500,000 of such Assignor’s Revolving Commitment and Revolving Loans to Assignee (such that Assignee’s aggregate Revolving Commitment shall increase by $1,500,000), and (b) agrees that no Assignor shall be obligated to undertake a corresponding assignment of any of its outstanding portion of the Term Loan.

5. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

(a) The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b) The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries prohibited under the Loan Documents;

(c) This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

(e) Since March 31, 2013, there has not occurred any event that has had or could reasonably be expected to have, a Material Adverse Effect.

6. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the

Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in .pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

BRISTOW GROUP INC.

By:	/s/ Joseph A. Baj
Name:	Joseph A. Baj
Title:	Vice President and Treasurer

[Signature Page to Fourth Amendment]

LENDERS:

SUNTRUST BANK, individually and as
Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Managing Director

[Signature Page to Fourth Amendment]

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ James Day
Name:	James Day
Title:	Vice President

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A.

By:	/s/ Gary L. Mingle
Name:	Gary L. Mingle
Title:	Senior Vice-President

[Signature Page to Fourth Amendment]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Elizabeth Willis
Name:	Elizabeth Willis
Title:	Assistant Vice President

[Signature Page to Fourth Amendment]

CITIBANK, N.A.

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

[Signature Page to Fourth Amendment]

COMPASS BANK

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

[Signature Page to Fourth Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Director

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

[Signature Page to Fourth Amendment]

HSBC BANK USA, N.A.

By:	/s/ Jay Fort
Name:	Jay Fort
Title:	Senior Vice President

[Signature Page to Fourth Amendment]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

[Signature Page to Fourth Amendment]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Berry
Name:	John Berry
Title:	Vice President

[Signature Page to Fourth Amendment]

REGIONS BANK

By:	/s/ David Valentine
Name:	David Valentine
Title:	Vice President

[Signature Page to Fourth Amendment]

TRUSTMARK NATIONAL BANK

By:	/s/ Jeff Deutsch
Name:	Jeff Deutsch
Title:	Senior Vice President

[Signature Page to Fourth Amendment]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Steven Dixon
Name:	Steven Dixon
Title:	Vice President

[Signature Page to Fourth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Christina Faith
Name:	Christina Faith
Title:	Director

[Signature Page to Fourth Amendment]

WHITNEY BANK,
individually and as Issuing Bank

By:	/s/ William Hendrix
Name:	William Hendrix
Title:	Sr Vice President

[Signature Page to Fourth Amendment]

Exhibit A

Schedule II to Credit Agreement

COMMITMENT AMOUNTS

Lender	Revolving Loan Commitment
SunTrust Bank	$27,000,000.00
Bank of America	$27,000,000.00
JP Morgan	$25,000,000.00
Regions	$25,000,000.00
Wells Fargo	$25,000,000.00
Compass Bank	$25,000,000.00
Credit Suisse	$27,000,000.00
HSBC Bank USA, N.A.	$25,000,000.00
Whitney Bank	$25,000,000.00
U.S. Bank	$25,000,000.00
PNC Bank	$25,000,000.00
Amegy Bank	$18,000,000.00
BB&T	$18,000,000.00
Citibank	$18,000,000.00
Trustmark	$15,000,000.00

TOTAL:	$350,000,000.00

Exhibit B

Schedule 2.9 to Credit Agreement

TERM LOAN AMORTIZATION

Payment Date	Amount
June 30, 2014	$1,135,828.13
September 30, 2014	$1,135,828.13
December 31, 2014	$1,135,828.13
March 31, 2015	$1,135,828.13
June 30, 2015	$2,271,656.25
September 30, 2015	$2,271,656.25
December 31, 2015	$2,271,656.25
March 31, 2016	$2,271,656.25
June 30, 2016	$4,543,312.50
September 30, 2016	$4,543,312.50
December 31, 2016	$4,543,312.50
March 31, 2017	$4,543,312.50
June 30, 2017	$5,679,140.63
September 30, 2017	$5,679,140.63
December 31, 2017	$5,679,140.63
March 31, 2018	$5,679,140.63
June 30, 2018	$7,098,925.78
September 30, 2018	$7,098,925.78
December 31, 2018	$7,098,925.78
March 31, 2019	$7,098,925.78
April 29, 2019	$144,250,171.84

Exhibit C

Schedule 7.4 to Credit Agreement

EXISTING INVESTMENTS

as of December 31, 2013

($ in thousands)

Asset	Borrower	Guarantors	Non-Guarantors
Intercompany Investment [eliminate on consolidation]	$1,275,114	$111,435	$—
Investment in Unconsolidated Affiliates	$—	$—	$255,267
Intercompany Notes Receivable [eliminate on consolidation]	$1,329,124	$—	$—